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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 15, 2006

                               POLYONE CORPORATION
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               (Exact name of registrant as specified in charter)

              Ohio                      1-16091                34-1730488
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        (State or other               (Commission           (I.R.S. Employer
 jurisdiction of incorporation)       File Number)         Identification No.)

            PolyOne Center, 33587 Walker Road, Avon Lake, Ohio 44012
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (440) 930-1000


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13E-4(c))

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Item 1.01   Entry into a Material Definitive Agreement

On February 15, 2006, O'Sullivan Films Holding Corporation, a wholly-owned subsidiary of PolyOne, entered into a definitive agreement for the sale of PolyOne's Engineered Films business unit, and concurrently completed that sale, to an investor group comprised of members of the unit's management team along with an investor group formed by Matrix Capital Markets, an investment banking firm. PolyOne will hold an 18 percent indirect minority ownership interest in the operating company, which is named O'Sullivan Films, Inc.

PolyOne received gross proceeds (before associated fees and costs) in the amount of $26.7 million, of which $20.5 million was paid in cash and $6.2 million was in the form of a note payable from the operating company.

Completion of the transaction follows PolyOne's September 27, 2005 announcement that it had signed a letter of intent to sell the Engineered Films unit. Additional information about the transaction appears in PolyOne's press release dated February 16, 2006, filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

   (d) Exhibits.

         Exhibit 99.1 - Press release dated February 16, 2006.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  POLYONE CORPORATION


                                                  By: /s/ Michael J. Meier
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                                                      Michael J. Meier
                                                      Corporate Controller

Dated: February 16, 2006